Exhibit T
                                     to the
                             Distributor's Contract

                         WORLD INVESTMENT SERIES, INC.
                    FEDERATED INTERNATIONAL HIGH INCOME FUND
                                 CLASS A SHARES

       The following provisions are hereby incorporated and made part of the Distributor's Contract dated March 1, 1994, between World Investment Series, Inc. and Federated Securities Corp. with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class's expenses exceed such lower expense limitation as FSC may, by notice to the Corporation, voluntarily declare to be effective.
  4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.
  5. FSC will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994 between World Investment Series, Inc. and Federated Securities Corp., World Investment Series, Inc. executes and delivers this Exhibit on behalf of the Federated International High Income Fund, and with respect to the Class A Shares thereof, first set forth in this Exhibit.



















                                       42
       Witness the due execution hereof this 1st day of September, 1996.

ATTEST:                       WORLD INVESTMENT SERIES, INC.


By   /s/ John W. McGonigle         By: /s/ Richard B. Fisher
Secretary                                          President
(SEAL)

ATTEST:                       FEDERATED SECURITIES CORP.


By: /s/ Byron f. Bowman       By:/s/ David A. Taylor
Secretary                           Executive Vice President

(SEAL)



                                   Exhibit U
                                     to the
                             Distributor's Contract

                         WORLD INVESTMENT SERIES, INC.
                    FEDERATED INTERNATIONAL HIGH INCOME FUND
                                 CLASS B SHARES





                                       43

       The following provisions are hereby incorporated and made part of the Distributor's Contract dated March 1, 1994, between World Investment Series, Inc. and Federated Securities Corp. with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class's expenses exceed such lower expense limitation as FSC may, by notice to the Corporation, voluntarily declare to be effective.
  4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers.





                                       44
      The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.
  5. FSC will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994 between World Investment Series, Inc. and Federated Securities Corp., World Investment Series, Inc. executes and delivers this Exhibit on behalf of the Federated International High Income Fund, and with respect to the Class B Shares thereof, first set forth in this Exhibit.



















                                       45
       Witness the due execution hereof this 1st day of September, 1996.

ATTEST:                       WORLD INVESTMENT SERIES, INC.


By:/s/ John W. McGonigle      By: /s/ Richard B. Fisher
Secretary                                          President
(SEAL)

ATTEST:                       FEDERATED SECURITIES CORP.


By: /s/ Byron F. Bowman       By: /s/ David M. Taylor
Secretary                           Executive Vice President

(SEAL)



                                   Exhibit V
                                     to the
                             Distributor's Contract

                         WORLD INVESTMENT SERIES, INC.
                    FEDERATED INTERNATIONAL HIGH INCOME FUND
                                 CLASS C SHARES





                                       46

       The following provisions are hereby incorporated and made part of the Distributor's Contract dated March 1, 1994, between World Investment Series, Inc. and Federated Securities Corp. with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class's expenses exceed such lower expense limitation as FSC may, by notice to the Corporation, voluntarily declare to be effective.
  4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers.





                                       47
      The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.
  5. FSC will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994 between World Investment Series, Inc. and Federated Securities Corp., World Investment Series, Inc. executes and delivers this Exhibit on behalf of the Federated International High Income Fund, and with respect to the Class C Shares thereof, first set forth in this Exhibit.



















                                       48
       Witness the due execution hereof this 1st day of September, 1996.

ATTEST:                       WORLD INVESTMENT SERIES, INC.


By:/s/ John W. McGonigle      By: /s/ Richard B. Fisher
Secretary                                          President
(SEAL)

ATTEST:                       FEDERATED SECURITIES CORP.


By:  /s/ Byron F. Bowman            By:  /s/ David M. Taylor
Secretary                           Executive Vice President

(SEAL)